Exhibit 4.2

[INSERT IF THIS NOTE IS A GLOBAL SECURITY — THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TRUST COMPANY (“THE DEPOSITARY”) TO A NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL IN AS MUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

American Honda Finance Corporation

Medium-Term Note, Series A

(Floating Rate)

No.	Principal Amount
$

REGISTERED:

CUSIP:

ORIGINAL ISSUE DATE:	STATED MATURITY:

INITIAL INTEREST RATE:	SPREAD:

INDEX MATURITY:	SPREAD MULTIPLIER:

INTEREST RATE BASIS:

☐ LIBOR	☐ Treasury Rate
Designated LIBOR Page:	☐ CMT RATE
☐ Reuters Page LIBOR 01	☐ Reuters Page FRBCMT
☐ Reuters Page LIBOR 02	☐ Reuters Page FEDCMT:
Designated LIBOR	☐ Weekly Average
Currency:	☐ Monthly Average
☐ Federal Funds Rate: ☐ Federal Funds (Effective) Rate ☐ Federal Funds Open Rate ☐ Federal Funds Target Rate	☐ Commercial Paper Rate ☐ Prime Rate ☐ CD Rate ☐ Eleventh District Cost of Funds Rate
☐ EURIBOR

INTEREST CATEGORY:	DAY COUNT CONVENTION:
☐ Regular Floating Rate Note	☐ 30/360 for the period
☐ Floating Rate/Fixed Rate Note	from to
Fixed Rate Commencement Date:	☐ Actual/360 for the period
Fixed Interest Rate: %	from to
☐ Inverse Floating Rate Note	☐ Actual/Actual for the period
Fixed Interest Rate: %	from to
☐ Other Floating Rate Note

INTEREST RATE RESET CUTOFF DATE:

MAXIMUM INTEREST RATE:	INTEREST RESET PERIOD:

MINIMUM INTEREST RATE:	INTEREST PAYMENT DATES:

INITIAL INTEREST RESET DATE:	REGULAR RECORD DATES:

INTEREST RESET DATES:

INTEREST DETERMINATION DATES (if different than provided below):	SPECIFIED CURRENCY: United States dollars unless otherwise specified below:

SPREAD/SPREAD MULTIPLIER RESET OPTION: ☐ Yes ☐ No	• Payments of principal and any premium: • Payments of interest: • Exchange Rate Agent:
OPTIONAL RESET DATES:

☐ CHECK IF DISCOUNT NOTE
CALCULATION AGENT:
Issue Price %:

OTHER PROVISIONS:
DENOMINATIONS: ($2,000, and integral multiples of $1,000
unless otherwise specified below):	ADDENDUM ATTACHED: ☐ Yes ☐ No

HOLDER’S OPTIONAL REPAYMENT DATE(S):

REDEMPTION:

INITIAL REDEMPTION DATE[1]:

INITIAL REDEMPTION PERCENTAGE:

ANNUAL REDEMPTION PERCENTAGE REDUCTION:

[1]	If an Initial Redemption Date is specified above, this Note may be redeemed either in whole or from time to time in part, except that if the following box is marked, this Note may be redeemed in whole only. ☐

American Honda Finance Corporation, a California corporation (herein called the “Company,” which term includes any successor corporation under the Indenture referred to herein), for value received, hereby promises to pay to [Insert if this Note is a Certificated Security —                     ][Insert if this Note is a Global Security — CEDE & CO.] or its registered assigns, the principal sum of                                          on the Stated Maturity specified above, and to pay interest thereon at the rate per annum determined by reference to the Interest Rate Basis or Bases, if any, specified above and in accordance with the provisions herein, until the principal hereof is paid or made available for payment. The Company will pay interest on the Interest Payment Dates specified above, commencing with the Interest Payment Date immediately following the Original Issue Date specified above and on the Stated Maturity or any earlier redemption date or optional repayment date specified above (such Stated Maturity and any earlier redemption date or optional repayment date or any other date that the principal amount hereof or an installment thereof is due and payable, whether by declaration of acceleration pursuant to the Indenture or otherwise, being referred to hereinafter as a “Maturity” with respect to the portion of the principal amount payable on such date); provided that if the Original Issue Date specified above is after a Regular Record Date as specified above and on or before the related Interest Payment Date, interest payments will commence on the next succeeding Interest Payment Date. Interest on this Note will accrue from and including the immediately preceding Interest Payment Date in respect of which interest has been paid or made available for payment or, if no interest has been paid or made available for payment, from and including the Original Issue Date specified above to, but excluding, the related Interest Payment Date or Maturity, as the case may be. If any Interest Payment Date other than an Interest payment Date at Maturity would fall on a day that is not a Business Day (as defined below), the payment of interest will be made the next succeeding Business Day with full force and effect as if the payment had been made on such Interest Payment Date; provided that if any Interest Payment Date would fall on a day that is not a Business Day and the Interest Rate Basis specified above is LIBOR or EURIBOR, and if such next succeeding Business Day is the next succeeding calendar month, the payment of interest will instead be made on the immediately preceding Business Day (the “Modified Following Business Day Convention”). If the Maturity would fall on a day that is not a Business Day, the related payment of principal, premium, if any, and interest will be made the next succeeding Business Day with full force and effect as if the payment had been made at the Maturity, and no interest on such payment will accrue for the period from and after the Maturity to the date of that payment on the next succeeding Business Day. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest (whether or not a Business Day) next preceding such Interest Payment Date; provided, however, that interest payable at Maturity shall be payable to the Person to whom the principal hereof is payable. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to the Holder of this Note not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange upon which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. Payment of principal, premium, if any, and interest payable at Maturity of this Note will be made in immediately available funds if this Note is presented and surrendered (in the case of any payment on any Holder’s Optional Repayment Date, together with the “Option to Elect Repayment” form attached hereto duly completed) at the office or agency of the Company maintained for that purpose in The City of New York (currently the corporate trust office of the Paying Agent (as defined below) in The City of New York) in time for payment to be made in such funds in accordance with the normal procedures of Deutsche Bank Trust Company Americas, as paying agent, or such other paying agent, if any, specified in an Addendum attached hereto (the “Paying Agent”, which term includes any successor paying agent under the Indenture) ; provided, however, that if the Specified Currency of such payment is other than United States dollars and such payment is to be made in the Specified Currency in accordance with the provisions set forth below, such payment will be made by wire transfer of immediately available funds to an account with a bank designated by the Holder hereof at least fifteen days prior to the Maturity, provided that such bank has appropriate facilities therefor and that this Note is presented and surrendered and, if applicable, a duly completed “Option to Elect Repayment” form is delivered at the aforementioned office of the Paying Agent in time for the Paying Agent to make such payment in such funds in accordance with its normal procedures. [Insert if this Note is a Global Security — Payment of the principal of, premium, if any, and interest on this Note in United States dollars will be made by transfer of immediately available funds to the Depositary or its nominee.] [Insert if this Note is a Certificated Security — Payments of interest on this Note (other than interest due at Maturity) will be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register. Notwithstanding the foregoing, a holder of U.S.$10,000,000 (or, if the Specified Currency is other than United States dollars, the equivalent thereof in the Specified Currency) or more in aggregate principal amount of Notes in certificated form (whether having identical or different terms and provisions) shall be entitled to receive such payment of interest by wire transfer of immediately available funds, but only if appropriate payment instructions have been received in writing by the Paying Agent not less than fifteen days before the applicable Interest Payment Date. Any such wire transfer instructions received by the Paying Agent shall remain in effect until revoked by the Holder hereof.]

“Business Day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in The City of New York; provided, however, that, if the Specified Currency above is not United States dollars, the day is also not a day on which commercial banks are authorized or required by law, regulation or executive order to close in the Principal Financial Center (as defined below) of the country issuing the Specified Currency or, if the Specified Currency is euro, the day is also a TARGET Business Day (as defined below); provided further, that if LIBOR is the applicable Interest Rate Basis, the date is also a London Banking Day (as defined below); provided further, that if EURIBOR is the applicable Interest Rate Basis, the date is also a TARGET Business Day.

“Principal Financial Center” means

(1)	the capital city of the country issuing the Specified Currency, or

(2)	the capital city of the country to which the Designated LIBOR Currency relates,

except, in each case, that with respect to United States dollars, Australian dollars, Canadian dollars, euros, New Zealand dollars, South African rand and Swiss francs, the “Principal Financial Center” will be The City of New York, Sydney, Toronto, London (solely in the case of the Designated LIBOR Currency), Wellington, Johannesburg and Zurich, respectively.

“TARGET Business Day” means any day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System or any successor thereto is open.

“London Banking Day” means a day on which commercial banks are open for business, including dealings in the Designated LIBOR Currency, in London.

Unless otherwise specified herein, payments of principal of, premium, if any, and interest on, this Note will be made in the applicable Specified Currency, provided, however, that if this Note is denominated in a Specified Currency other than United States dollars, payments of principal of , premium, if any, and interest on, this Note will [Insert if this Note is a Global Security — be made in United States dollars unless the Depositary notifies the Paying Agent, prior to the fifth Business Day after the applicable Regular Record Date for such payment or on or prior to the tenth Business Day prior to Maturity, as the case may be (or prior to such other dates as may then be required under the Depositary’s customary procedures), of the amount of any such payment to be made in the Specified Currency and the applicable wire transfer instructions for such amount, in which case the Paying Agent shall use such wire instructions to pay such amount in the Specified Currency.][Insert if this Note is a Certificated Security — be made in United States dollars if the Person entitled to receive such payment transmits a written request for such payment to be made in United States dollars to the office of the Paying Agent in The City of New York, on or before the applicable Regular Record Date or at least fifteen calendar days before Maturity, as the case may be. Such written request may be mailed, hand delivered, or sent by cable, telex or other form of facsimile transmission. Any such request made with respect to any payment on this Note payable to a particular Holder will remain in effect for all later payments on this Note payable to such Holder, unless such request is revoked by written notice to the Paying Agent on or before the applicable Regular Record Date or at least fifteen calendar days before Maturity, as the case may be, in which case such revocation shall be effective for such and all later payments.]

If any payment under this Note is to be made in United States dollars in accordance with the provisions of the immediately preceding paragraph, such United States dollar amount will be based upon the highest bid quotation received by the Exchange Rate Agent specified above as of 11:00 A.M., New York City time, on the second

Business Day preceding the applicable payment date. The Exchange Agent shall obtain the highest bid quotation by asking three recognized foreign exchange dealers in The City of New York selected by the Company (one of whom may be the Exchange Rate Agent) for their bid quotations for the purchase of the Specified Currency in exchange for United States dollars for settlement on such payment date in the aggregate amount of such Specified Currency payable on such payment date to all Holders of Notes who are scheduled to receive United States dollar payments on such payment date, and at which the applicable dealer commits to execute a contract. If three such bid quotations are not available on such second Business Day, such payment will be made in the Specified Currency for such payment. All currency exchange costs associated with any payment in United States dollars on this Note will be borne by the Holder of this Note, by deduction from such payment.

Notwithstanding anything in the foregoing to the contrary, if the Specified Currency is not available, in the Company’s good faith judgment, for any amount payable on this Note on the applicable payment date (including at Maturity) due to the imposition of exchange controls or any other circumstances beyond the control of the Company, or is no longer used by the government of the country issuing such currency or for the settlement of transactions by public institutions of or within the international banking community, the Company will be entitled to satisfy its obligation to pay such amount in such Specified Currency by making such payment in United States dollars. Unless otherwise specified in an Addendum attached hereto, the amount of such payment in United States dollars shall be determined on the basis of the Market Exchange Rate (as defined below) as computed by the Exchange Rate Agent on the second Business Day preceding the applicable payment date, or if the Market Exchange Rate is not available on the second Business Day preceding the applicable payment date, on the basis of the most recently available Market Exchange Rate on or preceding the applicable payment date, or as otherwise determined by the Company in good faith, if the foregoing is impracticable. The “Market Exchange Rate” for a Specified Currency other than United States dollars means the noon dollar buying rate for cable transfers in The City of New York for such Specified Currency as certified for custom purposes (or, if not so certified, as otherwise determined) by the Federal Reserve Bank of New York. Any payment made under such circumstances in United States dollars where the required payment is in other than United States dollars will not constitute a default under the Indenture or this Note.

If this Note is denominated in a Specified Currency other than United States dollars, in the event of an official redenomination of such Specified Currency (including, without limitation, an official redenomination of such Specified Currency that is a composite currency) the obligations of the Company with respect to payments on this Note denominated in such Specified Currency shall, in all cases, be regarded immediately following such redenomination as providing for the payment of that amount of redenominated currency representing the amount of such obligations immediately before such redenomination. No adjustment will be made to any amount payable under this Note as a result of (a) any change in the value of such Specified Currency relative to any other currency due solely to fluctuations in exchange rates or (b) any redenomination of any component currency of any composite currency (unless such composite currency is itself officially redenominated). If the official unit of any component currency is altered by way of combination or subdivision, the number of units of that currency as a component shall be divided or multiplied in the same proportion. If two or more component currencies are consolidated into a single currency, the amounts of those currencies as components shall be replaced by an amount in such single currency. If any component currency is divided into two or more currencies, the amount of that original component currency as a component shall be replaced by the amounts of such two or more currencies having an aggregate value on the date of division equal to the amount of the former component currency immediately before such division.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions will for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been manually executed by or on behalf of the Trustee under the Indenture, this Note will not be entitled to any benefits under the Indenture or be valid or obligatory for any purpose.

References herein to the “Note,” “hereof,” “herein” and comparable terms shall include any Addendum hereto if any Addendum is specified under “Other Provisions” above.

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed, manually or in facsimile.

Dated:	AMERICAN HONDA FINANCE CORPORATION

By:
Name:
Title:

ATTEST:

By:
Assistant Secretary

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated herein issued under the within-mentioned Indenture.

Deutsche Bank Trust Company Americas, as Trustee

By:
Authorized Signatory

This Note is one of a duly authorized issue of Securities of the Company, issued and to be issued in one or more series under an indenture dated as of September 5, 2013 (the “Indenture”), between the Company and Deutsche Bank Trust Company Americas, as trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Note is one of the series of the Securities designated as the Medium-Term Notes, Series A (herein called the “Notes”). The Notes may bear different dates and mature at different times, may bear interest at different rates or may not bear interest and may otherwise vary, all as provided in the Indenture.

Any provision contained herein with respect to the calculation of the rate of interest applicable to this Note, its payment dates or any other matter relating hereto may be modified as specified in an Addendum relating hereto if so specified above.

This Note may be subject to repayment at the option of the Holder prior to the Stated Maturity specified above on the Holder’s Optional Repayment Date(s), if any, specified above. If no Holder’s Optional Repayment Dates are specified above, this Note may not be so repaid at the option of the Holder hereof prior to the Stated Maturity. On any Holder’s Optional Repayment Date, this Note will be repayable in whole or in part in increments of $1,000 unless otherwise specified on the face hereof (provided that any remaining principal amount shall be an authorized denomination) at the option of the Holder hereof at a repayment price equal to 100% of the principal amount to be repaid (or, if the Discount Note box is checked above, such lesser amount as is provided in an Addendum attached hereto), together with accrued and unpaid interest thereon to, but excluding, the date of repayment, subject to the terms of any applicable Addendum hereto. For this Note to be repaid in whole or in part at the option of the Holder hereof, this Note must be received, with the form entitled “Option to Elect Repayment” set forth below (and also available at the office of the Paying Agent) duly completed, by the Paying Agent at its corporate trust office (currently at 60 Wall Street, Trust and Agency Services, 27th Floor, New York, New York 10005) or such address which the Company shall from time to time notify the Holders of the Notes, not more than 60 nor less than 30 days prior to a Holder’s Optional Repayment Date. This Note must be received by the Paying Agent by 5:00 p.m., New York City time, on the last day for the giving of such notice. Exercise of such repayment option by the Holder hereof shall be irrevocable except to the extent permitted in connection with a Spread and/or Spread Multiplier reset described below.

This Note may be redeemed at the option of the Company on any date on or after the Initial Redemption Date (any date fixed for such redemption being the “Redemption Date”), if any, specified above, and prior to the Stated Maturity specified above, in whole, or from time to time in part (if so specified above), in increments of $1,000 unless otherwise specified on the face hereof (provided that any remaining principal amount shall be an authorized denomination) at the Redemption Price (as defined below), together with accrued and unpaid interest thereon to, but excluding, the Redemption Date, upon providing written notice of such redemption not more than 60 days nor less than 30 days prior to the Redemption Date to the Holder of this Note at such Holder’s address appearing in the Security Register, all as provided in the Indenture. Unless otherwise specified above, the “Redemption Price” shall be the Initial Redemption Percentage specified on the face hereof (as adjusted by the Annual Redemption Percentage Reduction, if any, specified on the face hereof) multiplied by the unpaid principal amount of this Note to be redeemed. The Initial Redemption Percentage shall decline at each anniversary of the Initial Redemption Date by the Annual Redemption Percentage Reduction, if any, until the Redemption Price is 100% of the unpaid principal amount of this Note to be redeemed. If less than all of the Notes having Equivalent Terms are to be redeemed, the Trustee shall select, not more than 60 days nor less than 30 days prior to the Redemption Date, by such method as the Trustee shall deem fair and appropriate in accordance with the procedures of the Depositary, from Notes that are subject to redemption pursuant to the terms thereof, the Note or Notes, or portion or portions thereof, to be redeemed. If no Initial Redemption Date is specified above and no other redemption provisions are specified on the face hereof or in an Addendum attached hereto, this Note may not be redeemed prior to its Stated Maturity.

[Insert if this Note is a Global Security — In the event of redemption or repayment of this Note in part only, the principal amount of this Note shall be reduced.]

[Insert if this Note is a Certificated Security — In the event of repayment or redemption of this Note in part only, a new Note of like terms and tenor for the unrepaid or unredeemed portion hereof shall be issued in the name of the Holder hereof upon the surrender hereof. ]

Commencing with the Interest Reset Date specified above first following the Original Issue Date specified above, the rate at which interest on this Note is payable will be adjusted daily, weekly, monthly, quarterly, semi-annually or annually as shown above under Interest Reset Period; provided, however, that the interest rate in effect for the period from the Original Issue Date to, but excluding, the first Interest Reset Date will be the Initial Interest Rate specified above; provided further, that with respect to Floating Rate/Fixed Rate Notes the rate of interest will not reset after the applicable date on which interest on a fixed rate basis begins to accrue. Each such adjusted rate will be applicable on and after the Interest Reset Date to which it relates, to, but not including, the next succeeding Interest Reset Date, or until Maturity, as the case may be. If any Interest Reset Date is not a Business Day, such Interest Reset Date will be postponed to the next succeeding Business Day, except, that if the Interest Rate Basis specified above is LIBOR or EURIBOR, and if such Business Day is in the next succeeding calendar month, such Interest Reset Date will follow the Modified Following Business Day Convention. If the Interest Rate Basis specified above is the Treasury Rate, and if the Interest Determination Date would otherwise fall on an Interest Reset Date, then such Interest Reset Date will be postponed to the next succeeding Business Day. If an Interest Rate Reset Cutoff Date is specified above, beginning on the Interest Rate Reset Cutoff Date the interest rate on the Note will be the rate in effect on the Interest Rate Reset Cutoff Date. Subject to applicable provisions of law and except as specified herein, on each Interest Reset Date the rate of interest on this Note will be the rate determined in accordance with the provisions of the applicable heading below.

All percentages resulting from any calculations with respect to this Note will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point being rounded upwards; and all dollar amounts used in or resulting from such calculations will be rounded to the nearest cent with one-half cent or unit being rounded upward.

The interest rate borne by this Note will be determined as follows:

(i) Unless the Interest Category of this Note is specified above as a “Floating Rate/Fixed Rate Note” or an “Inverse Floating Rate Note” or as otherwise specified herein, this Note will be designated as a “Regular Floating Rate Note” and, except as set forth herein or specified above, will bear interest at the rate determined by reference to the applicable Interest Rate Basis or Bases (a) plus or minus the Spread, if any, and/or (b) multiplied by the Spread Multiplier, if any, in each case as specified above. Commencing on the Initial Interest Reset Date, the rate at which interest on this Note will be payable will be reset as of each Interest Reset Date specified above; provided, however, that the interest rate in effect for the period, if any, from the Original Issue Date to, but excluding, the Initial Interest Reset Date will be the Initial Interest Rate.

(ii) If the Interest Category of this Note is specified above as a “Floating Rate/Fixed Rate Note”, then, except as set forth herein or specified above, this Note will bear interest at the rate determined by reference to the applicable Interest Rate Basis or Bases (a) plus or minus the Spread, if any, and/or (b) multiplied by the Spread Multiplier, if any, in each case as specified above. Commencing on the Initial Interest Reset Date, the rate at which interest on this Note will be payable will be reset as of each Interest Reset Date; provided, however, that (y) the interest rate in effect for the period, if any, from the Original Issue Date to, but excluding, the Initial Interest Reset Date will be the Initial Interest Rate and (z) the interest rate in effect for the period commencing on, and including, the Fixed Rate Commencement Date specified on the face hereof to the Stated Maturity will be the Fixed Interest Rate specified above or, if no such Fixed Interest Rate is specified, the interest rate in effect hereon on the day immediately preceding the Fixed Rate Commencement Date.

(iii) If the Interest Category of this Note is specified above as an “Inverse Floating Rate Note”, then, except as set forth herein or specified above, this Note will bear interest at the Fixed Interest Rate minus the rate determined by reference to the applicable Interest Rate Basis or Bases (a) plus or minus the Spread, if any, and/or (b) multiplied by the Spread Multiplier, if any, in each case as specified above; provided, however, that, unless otherwise specified above or herein, the interest rate hereon will not be less than zero percent. Commencing on the Initial Interest Reset Date, the rate at which interest on this Note will be payable will be reset as of each Interest Reset Date; provided, however, that the interest rate in effect for the period, if any, from the Original Issue Date to, but excluding, the Initial Interest Reset Date will be the Initial Interest Rate.

Unless otherwise specified herein, with respect to any day on which interest on this Note is to be determined by reference to an applicable Interest Rate Basis or Bases, the interest rate in effect on such day will be: (i) if the day is an Interest Reset Date, the interest rate determined as of the Interest Determination Date immediately preceding the applicable Interest Reset Date, or (ii) if the day is not an Interest Reset Date, the interest rate determined as of the Interest Determination Date immediately preceding the most recent Interest Reset Date, provided, however, that the interest rate in effect for the period from the Original Issue Date to, but excluding, the first Interest Reset Date will be the Initial Interest Rate.

Determination of CD Rate. If the Interest Reset Basis specified above is the CD Rate, the interest rate with respect to this Note will be the CD Rate plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any, as specified above. “CD Rate” means, with respect to any Interest Determination Date, the rate on such date for negotiable United States dollar certificates of deposit having the Index Maturity specified above as published in H.15(519) (as defined below) under the caption “CDs (secondary market)” or, if not so published by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the CD Rate will be the rate on such Interest Determination Date for negotiable United States dollar certificates of deposit of the Index Maturity specified above as published in H.15 Daily Update (as defined below), or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption “CDs (secondary market)”. If such rate is not yet published in H.15(519), H.15 Daily Update or other recognized electronic source by 3:00 P.M., New York City time, on the Calculation Date (as defined below) pertaining to such Interest Determination Date, then the CD Rate on such Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the secondary market offered rates as of 10:00 A.M., New York City time, on such Interest Determination Date, of three leading non-bank dealers in negotiable United States dollar certificates of deposit in The City of New York selected by the Company for negotiable United States dollar certificates of deposit with a remaining maturity closest to the Index Maturity specified above in an amount that is representative for a single transaction in that market at that time; provided, however, that if the dealers selected as aforesaid by the Company are not quoting as mentioned in this sentence, the CD Rate determined as of such Interest Determination Date will be the CD Rate in effect on such Interest Determination Date.

“H.15(519)” means the weekly statistical release designated as H.15(519), or any successor publication, published by the Board of Governors of the Federal Reserve System or its successor and available on their website via http://federalreserve.gov/releases/h15 or any successor site or publication.

“H.15 Daily Update” means the daily update of H.15(519) published by the Board of Governors of the Federal Reserve System and available on their website at http://www.federalreserve.gov/releases/h15/update/default.htm, or any successor site or publication.

Determination of CMT Rate. If the Interest Reset Basis specified above is the CMT Rate, the interest rate with respect to this Note will be the CMT Rate plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any, as specified above. “CMT Rate” means with respect to any Interest Determination Date:

(i) If Reuters Page (as defined below) FRBCMT is specified above, the percentage equal to the yield for United States Treasury securities at “constant maturity” having the Index Maturity specified above as published in H.15(519) under the caption “Treasury constant maturities”, as the yield is displayed on Reuters Page FRBCMT or, if not so displayed, as displayed on the Bloomberg L.P. (“Bloomberg”) service (or any successor service) on page NDX7 (or any other page as may replace the specified page on that service) (“Bloomberg Page NDX7”), in each case, for such Interest Determination Date. If such rate does not appear on Reuters Page FRBCMT or Bloomberg Page NDX7, as the case may be, the CMT Rate on such Interest Determination Date will be the percentage equal to the yield for United States Treasury securities at “constant maturity” having the Index Maturity specified above and for such Interest Determination Date as published in H.15(519) under the caption “Treasury constant maturities”. If such rate does not appear in H.15(519), the CMT Rate on such Interest Determination Date will be the rate on such Interest Determination Date for the period of the Index Maturity specified above as may then be published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury that the Calculation Agent determines to be comparable to the rate which would otherwise have been published in H.15(519). If such rate is not published as specified in the preceding sentence, the CMT Rate on such Interest Determination Date will be calculated by the Calculation Agent and will be a yield-to-maturity based on the arithmetic mean of the secondary market bid prices at approximately 3:30 P.M., New York City time, on such Interest Determination Date of three leading primary United States government securities dealers in The City of New York (each, a “Reference Dealer”) selected by the Company from five Reference Dealers selected by the Company and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest) for United States Treasury securities with an original maturity equal to the Index Maturity specified above, a remaining term to maturity no more than one year shorter than the Index Maturity specified above and in a principal amount that is representative for a single transaction in such securities in such market at such time. If fewer than five but more than two such prices are provided as requested, the CMT Rate on such Interest Determination Date will be calculated by the Calculation Agent and will be based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of such quotations will be eliminated. If fewer than three prices are provided as requested, the CMT Rate on such Interest Determination Date will be calculated by the Calculation Agent and will be a yield-to-maturity based on the arithmetic mean of the secondary market bid prices as of approximately 3:30 P.M., New York City time, on such Interest Determination Date of three Reference Dealers selected by the Company from five Reference Dealers selected by the Company and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest) for United States Treasury securities with an original maturity greater than the Index Maturity specified above, a remaining term to maturity closest to the Index Maturity specified above, and in a principal amount that is representative for a single transaction in such securities in such market at such time. If fewer than five but more than two such prices are provided as requested, the CMT Rate on such Interest Determination Date will be calculated by the Calculation Agent and will be based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of the quotations will be eliminated; provided, however, that if fewer than three such prices are provided as requested, the CMT Rate determined as of such Interest Determination Date will be the CMT Rate in effect on such Interest Determination Date. If two such United States Treasury securities with an original maturity longer than the Index Maturity specified above have remaining terms to maturity equally close to the Index Maturity specified above, the quotes for the United States Treasury security with the shorter original term to maturity will be used.

(ii) If Reuters Page FEDCMT is specified above, the percentage equal to the one-week or one-month, as specified above, average yield for United States Treasury securities at “constant maturity” having the Index Maturity specified above as published in H.15(519) under the caption “Treasury constant maturities”, as such yield is displayed on Reuters Page FEDCMT or, if not so displayed, as displayed on the Bloomberg service (or any successor service) on Bloomberg Page NDX7, for the week or month, as applicable, ended immediately preceding the week or month, as applicable, in which such Interest Determination Date falls. If such rate does not appear on Reuters Page FEDCMT or Bloomberg Page NDX7, as the case may be, the CMT Rate on such Interest Rate Determination Date will be the percentage equal to the one-week or one-month, as specified above, average yield for United States Treasury securities at “constant maturity” having the Index Maturity specified above and for the week or month, as applicable, preceding such Interest Determination Date as published in H.15(519) under the caption “Treasury constant maturities”. If such rate does not appear in H.15(519), the CMT Rate on such Interest Determination Date will be the one-week or one-month, as specified above, average yield for United States Treasury securities at “constant maturity” having the Index Maturity specified above as otherwise announced by the Federal Reserve Bank of New York for the week or month, as applicable, ended immediately preceding the week or month, as applicable, in which such Interest Determination Date falls. If such rate is not published as specified in the preceding sentence, the CMT Rate on such Interest Determination Date will be calculated by the Calculation Agent and will be a yield-to-maturity based on the arithmetic mean of the secondary market bid prices at approximately 3:30 P.M., New York City time, on such Interest Determination Date of three Reference Dealers selected by the Company from five such Reference Dealers selected by the Company and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest) for United States Treasury securities with an original maturity equal to the Index Maturity specified above, a remaining term to maturity of no more than one year shorter than the Index Maturity specified above and in a principal amount that is representative for a single transaction in such securities in such market at such time. If fewer than five but more than two such prices are provided as requested, the CMT Rate on such Interest Determination Date will be calculated by the Calculation Agent and will be based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of such quotations will be eliminated. If fewer than three prices are provided as requested, the CMT Rate on such Interest Determination Date will be calculated by the Calculation Agent and will be a yield-to-maturity based on the arithmetic mean of the secondary market bid prices as of approximately 3:30 P.M., New York City time, on such Interest Determination Date of three Reference Dealers selected by the Company from five Reference Dealers selected by the Company and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest) for United States Treasury securities with an original maturity greater than the Index Maturity specified above, a remaining term to maturity closest to the Index Maturity specified above and in a principal amount that is representative for a single transaction in such securities in such market at such time. If fewer than five but more than two such prices are provided as requested, the CMT Rate on such Interest Determination Date will be calculated by the Calculation Agent and will be based on the arithmetic mean of the bid prices obtained and neither the highest or the lowest of such quotations will be eliminated; provided, however, that if fewer than three such prices are provided as requested, the CMT Rate determined as of such Interest Determination Date will be the CMT Rate in effect on such Interest Determination Date. If two United States Treasury securities with an original maturity greater than the Index Maturity specified above have remaining terms to maturity equally close to the Index Maturity specified above, the quotes for the United States Treasury security with the shorter original remaining term to maturity will be used.

“Reuters Page” means the display on the Reuters 3000 Xtra Service, or any successor service, on the page or pages specified in this Note, or any replacement page or pages on that service.

Determination of Commercial Paper Rate. If the Interest Rate Reset Basis specified above is the Commercial Paper Rate, the interest rate with respect to this Note will be the Commercial Paper Rate plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any, as specified above. “Commercial Paper Rate” means, with respect to any Interest Determination Date, the Money Market Yield (as defined below) of the rate on such Interest Determination Date for commercial paper having the Index Maturity specified above as published in H.15(519) under the caption “Commercial Paper-Nonfinancial”. In the event that such rate is not published by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Interest Determination Date, then the Commercial Paper Rate will be the Money Market Yield of the rate on such Interest Determination Date for commercial paper having the Index Maturity specified above as published in H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption “Commercial Paper-Nonfinancial.” If by 3:00 P.M., New York City time, on such Calculation Date such rate is not yet published in either H.15(519), H.15 Daily Update or other recognized electronic source, the Commercial Paper Rate for such Interest Determination Date will be calculated by the Calculation Agent and will be the Money Market Yield of the arithmetic mean of the offered rates at approximately 11:00 A.M., New York City time, on that Interest Determination Date, of three leading dealers of United States dollar commercial paper in The City of New York selected by the Company for commercial paper having the Index Maturity specified above placed for industrial issuers whose bond rating is “AA,” or the equivalent, from a nationally recognized statistical rating organization; provided, however, that if the dealers selected as aforesaid by the Company are not quoting as mentioned in this sentence, the Commercial Paper Rate determined as of such Interest Determination Date will be the Commercial Paper Rate in effect on such Interest Determination Date.

“Money Market Yield” means a yield (expressed as a percentage) calculated in accordance with the following formula:

Money Market Yield =	D x 360	x 100
360 - (D x M)

where “D” refers to the applicable per annum rate for commercial paper, quoted on a bank discount basis and expressed as a decimal; and “M” refers to the actual number of days in the applicable interest reset period.

Determination of Eleventh District Cost of Funds Rate. If the Interest Rate Basis specified above is the Eleventh District Cost of Funds Rate, the interest rate with respect to this Note will be the Eleventh District Cost of Funds Rate plus or minus the Spread, if any, and/or multiplied by the Spread Multiplier, if any, as specified above. “Eleventh District Cost of Funds Rate” means, with respect to any Interest Determination Date, the rate equal to the monthly weighted average cost of funds for the calendar month immediately preceding the month in which such Interest Determination Date falls as set forth opposite the caption “11TH District” on Reuters Page COFI/ARMS or, if not so displayed, as displayed on the Bloomberg service (or any successor service) on page ALLX COF (or any other page as may replace the specified page on that service) (“Bloomberg Page ALLX COF”), in each case as of 11:00 A.M., San Francisco time, on such Interest Determination Date. In the event that such rate does not appear on Reuters Page COFI/ARMS or Bloomberg Page ALLX COF, as the case may be, on such Interest Determination Date, then the Eleventh District Cost of Funds Rate will be the monthly weighted average cost of funds paid by member institutions of the Eleventh Federal Home Loan Bank District that was most recently announced (the “Index”) by the Federal Home Loan Bank of San Francisco as the cost of funds for the calendar month immediately preceding such Interest Determination Date. If the Federal Home Loan Bank of San Francisco fails to announce the Index on or before such Interest Determination Date for the calendar month immediately preceding such Interest Determination Date, the Eleventh District Cost of Funds Rate will be the Eleventh District Cost of Funds Rate in effect on such Interest Determination Date.

Determination of Federal Funds Rate. If the Interest Rate Basis specified above is the Federal Funds Rate, the interest rate with respect to this Note will be the Federal Funds Rate plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any, as specified above. “Federal Funds Rate” means, with respect to any Interest Determination Date:

(i) If Federal Funds (Effective) Rate is specified above, the rate on such Interest Determination Date for United States dollar federal funds as published in H.15(519) opposite the caption “Federal funds (effective)” as displayed on Reuters Page FEDFUNDS1 under the caption “EFFECT” or, if such rate does not appear on Reuters Page FEDFUNDS1 or is not published by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the Federal Funds Rate will be the rate on such Interest Determination Date for United States dollar federal funds as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying the applicable rate, opposite the caption “Federal funds (effective).” If such rate does not appear on Reuters Page FEDFUNDS1 and is not yet published in H.15(519), H.15 Daily Update or other recognized electronic source by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the Federal Funds Rate for such Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of United States dollar federal funds transactions in The City of New York selected by the Company prior to 9:00 A.M., New York City time, on such Interest Determination Date; provided, however, that if the brokers selected as aforesaid by the Company are not quoting as mentioned in this sentence, the Federal Funds Rate will be the Federal Funds Rate determined as of such Interest Determination Date in effect on such Interest Determination Date.

(ii) If Federal Funds Open Rate is specified above, the rate on such Interest Determination Date under the caption “Federal Funds” for the applicable Index Maturity and opposite the caption “Open” as such rate is displayed on Reuters Page 5, or if such rate does not appear on Reuters Page 5 or is not so published by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the Federal Funds Rate will be the rate displayed on the FFPREBON Index Page on the Bloomberg service, which is the Fed Funds Opening Rate as reported by Prebon Yamane (or its successor) on Bloomberg. If such rate does not appear on the FFPREBON Index page on Bloomberg or another recognized electronic source or is not so published by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the Federal Funds Rate will be the rate calculated by the Calculation Agent as the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of United States dollar federal funds transactions in The City of New York selected by the Company, before 9:00 A.M., New York City time on such Interest Determination Date, or if the brokers selected as aforesaid by the Company are not quoting as mentioned in this sentence, the Federal Funds Rate will be the Federal Funds Rate as in effect on such Interest Determination Date.

(iii) If Federal Funds Target Rate is specified above, the rate on such Interest Determination Date displayed on the FDTR Index Page on Bloomberg, or if such rate does not appear on the FDTR Index Page on Bloomberg or is not so published by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the Federal Funds Rate will be the rate appearing on Reuters Page USFFTARGET=. If such rate does not appear on Reuters Page USFFTARGET= or is not so published by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the Federal Funds Rate will be the rate calculated by the Calculation Agent as the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of United States dollar federal funds transactions in The City of New York selected by the Calculation Agent, before 9:00 A.M., New York City time, on such Interest Determination Date, or if the brokers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the Federal Funds Rate will be the Federal Funds Rate as in effect on such Interest Determination Date.

Determination of LIBOR. If the Interest Rate Basis specified above is LIBOR, the interest rate with respect to this Note will be LIBOR plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any, as specified above. “LIBOR” will be determined by the Calculation Agent in accordance with the following provisions:

With respect to any Interest Determination Date, LIBOR means: (i) the rate for deposits in the Designated LIBOR Currency (as defined below) having the Index Maturity specified above commencing on the Interest Reset Date that appears on the Designated LIBOR Page (as defined below) as of 11:00 A.M., London time, on that Interest Determination Date, or (ii) if the rate referred to in clause (i) does not appear on the Designated LIBOR Page, or is not so published by 11:00 A.M., London time, on such Interest Determination Date, the Calculation Agent shall request the principal London offices of each of four major reference banks in the London interbank market, as selected by the Company, to provide the Calculation Agent with its offered quotation for deposits in the Designated LIBOR Currency for the period of the Index Maturity specified above, commencing on such Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 A.M., London time, on such Interest Determination Date and in a principal amount that is representative for a single transaction in such Designated LIBOR Currency in that market at that time. If at least two such quotations are provided, then LIBOR on such Interest Determination Date will be the arithmetic mean of such quotations and calculated by the Calculation Agent. If fewer than two such quotations are provided, then LIBOR on such Interest Determination Date will be the arithmetic mean calculated by the Calculation Agent of the rates quoted at approximately 11:00 A.M., in the applicable Principal Financial Center (as defined on the face hereof), on such Interest Determination Date by three major banks in such Principal Financial Center selected by the Company for loans in the Designated LIBOR Currency to leading European banks, having the Index Maturity specified above commencing on such Interest Reset Date, and in a principal amount that is representative for a single transaction in such Designated LIBOR Currency in such market at such time, or (iii) if the banks so selected by the Company are not quoting as mentioned in clause (ii) above, LIBOR in effect on the applicable Interest Determination Date.

“Designated LIBOR Currency” means the currency specified above as the currency for which LIBOR will be calculated. If no such currency is specified above, the Designated LIBOR Currency will be United States dollars.

“Designated LIBOR Page” means the display on Reuters Page LIBOR01 or Reuters Page LIBOR02, as specified above, for the purpose of displaying the London interbank rates of major banks for the Designated LIBOR Currency.

Determination of EURIBOR. If the Interest Rate Basis specified above is EURIBOR, the interest rate with respect to this Note will be EURIBOR plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any, as specified above. “EURIBOR” means, with respect to any Interest Determination Rate, the rate for deposits in euros as sponsored, calculated and published jointly by the European Banking Federation and ACI—The Financial Market Association, or any company established by the joint sponsors for purposes of compiling and publishing those rates, having the Index Maturity specified above, commencing on the applicable Interest Reset Date, that appears on Reuters Page EURIBOR01 as of 11:00 A.M., Brussels time, on such Interest Determination Date; or if no such rate appears on Reuters Page EURIBOR01, or is not so published by 11:00 A.M., Brussels time, on such Interest Determination Date, the rate calculated by the Calculation Agent as the arithmetic mean of at least two quotations obtained by the Calculation Agent after requesting the principal Euro-zone (as defined below) offices of four major reference banks in the Euro-zone interbank market to provide the Calculation Agent with its offered quotation for deposits in euros for the period of the Index Maturity specified above commencing on the applicable Interest Reset Date, to prime banks in the Euro-zone interbank market at approximately 11:00 A.M., Brussels time, on such Interest Determination Date and in a principal amount not less than the equivalent of U.S $1 million in euros that is representative for a single transaction in euros in such market at such time; or if fewer than two quotations are so provided, the rate on such Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the rates quoted at approximately 11:00 A.M., Brussels time, on such Interest Determination Date by four major banks in the Euro-zone for loans in euros to leading European banks, having the Index Maturity specified above, commencing on the applicable Interest Reset Date and in principal amount not less than the equivalent of U.S. $1 million in euros that is representative for a single transaction in euros in such market at such time; or if the banks so selected by the Company are not quoting as mentioned above, EURIBOR in effect on the applicable Interest Determination Date.

“Euro-zone” means the region comprised of member states of the European Union that adopt the single currency in accordance with the treaty establishing the European Community, as amended by the treaty on the European Union.

Determination of Prime Rate. If the Interest Rate Basis specified above is the Prime Rate, the interest rate with respect to this Note will be the Prime Rate plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any, as specified above. “Prime Rate” means, with respect to any Interest Determination Date, the rate on such Interest Determination Date as published in H.15(519) opposite the caption “Bank prime loan.” If such rate is not published by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the Prime Rate for such Interest Determination Date will be the rate on such Interest Determination Date published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying the applicable rate under the caption “Bank prime loan.” If such rate is not published by 3:00 P.M., New York City time, in H.15(519), H.15 Daily Update or such other recognized electronic source on the related Calculation Date, the Prime Rate for such Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the rates of interest publicly announced by each bank that appears on Reuters Page US PRIME1 as such bank’s prime rate or base lending rate as of 11:00 A.M., New York City time, on such Interest Determination Date, or, if fewer than four such rates appear by 3:00 P.M., New York City time, on the related Calculation Date on Reuters Page US PRIME1 for such Interest Determination Date, the rate will be calculated by the Calculation Agent and will be the arithmetic mean of the prime rates or base lending rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on such Interest Determination Date by three major banks in The City of New York selected by the Company; provided, however, that if the banks so selected by the Company are not quoting as mentioned in this sentence, the Prime Rate with respect to such Interest Determination Date will be the Prime Rate in effect on such Interest Determination Date.

Determination of Treasury Rate. If the Interest Rate Basis specified above is the Treasury Rate, the interest rate with respect to this Note will be the Treasury Rate plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any, as specified above. “Treasury Rate” means, with respect to any Interest Determination Date, the rate from the auction held on such Interest Determination Date (the “Auction”) of direct obligations of the United States (“Treasury Bills”) having the Index Maturity specified above as published under the caption “INVEST RATE” on Reuters Page USAUCTION10 or Reuters Page USAUCTION11 or, if not so displayed, as displayed on the Bloomberg service (or any successor service) on page AUCR 27 (or any other page as may replace that page on that service). If such rate is not published by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the Treasury Rate on such Interest Determination Date will be the Bond Equivalent Yield (as defined below) of the auction rate of such Treasury Bills announced by the United States Department of the Treasury. In the event that such auction rate is not so announced by the United States Department of the Treasury by 3:00 P.M., New York City time, on such Calculation Date, or if the Auction is not held, the Treasury Rate on such Interest Determination Date will be the Bond Equivalent Yield of the rate on such Interest Determination Date of Treasury Bills having a remaining maturity closest to the Index Maturity specified above as published in H.15(519) under the caption “U.S. government securities/Treasury bills (secondary market)”, or if such rate is not published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on such Interest Determination Date of such Treasury Bills having a remaining maturity closest to the Index Maturity specified above as published in H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the rate, under the caption ““U.S. government securities/Treasury bills (secondary market)”. If such rate is not published in H.15(519), H.15 Daily Update, or other recognized electronic source by 3:00 P.M., New York City time, on such Calculation Date, the Treasury Rate will be calculated by the Calculation Agent and will be the Bond Equivalent Yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on such Interest Determination Date, of three primary United States government securities dealers selected by the Company, for the issue of Treasury Bills with a remaining maturity closest to the Index Maturity specified above; provided, however, that if the dealers selected as aforesaid by the Company are not quoting as mentioned in this sentence, the Treasury Rate determined as of such Interest Determination Date will be the Treasury Rate in effect on such Interest Determination Date.

“Bond Equivalent Yield” means a yield (expressed as a percentage) calculated in accordance with the following formula:

Bond Equivalent Yield =	D x N	x 100
360 - (D x M)

where “D” refers to the applicable per annum rate for Treasury Bills quoted on a bank discount basis and expressed as a decimal, “N” refers to 365 or 366, as the case may be, and “M” refers to the actual number of days in the applicable interest period.

Notwithstanding the determination of the interest rate as provided above, the interest rate on this Note for any interest period will not be greater than the Maximum Interest Rate, if any, or less than the Minimum Interest Rate, if any, specified above. The interest rate on this Note will in no event be higher than the maximum rate permitted by New York law, as the same may be modified by United States law of general application. The Calculation Agent will calculate the interest rate on this Note in accordance with the foregoing on or before each Calculation Date.

The “Calculation Date,” where applicable, pertaining to an Interest Determination Date is the earlier of (i) the tenth calendar day after such Interest Determination Date or if any such day is not a Business Day, the next succeeding Business Day or (ii) the Business Day immediately preceding the applicable Interest Payment Date or Maturity, as the case may be.

The Calculation Agent will notify the Company of each determination of the interest rate applicable to this Note promptly after such determination is made by the Calculation Agent. The Calculation Agent will, upon the request of the Holder of this Note, provide the interest rate then in effect and, if determined, the interest rate that will become effective as a result of a determination for the next succeeding Interest Reset Date with respect to this Note.

If the Interest Rate Basis specified above is the CD Rate, the CMT Rate or the Commercial Paper Rate, the Interest Determination Date pertaining to an Interest Reset Date will be the second Business Day next preceding such Interest Reset Date. If the Interest Rate Basis specified above is the Eleventh District Cost of Funds Rate, the Interest Determination Date pertaining to an Interest Reset Date will be the last Business Day of the month immediately preceding such Interest Reset Date on which the Federal Home Loan Bank of San Francisco publishes the Index (as defined above). If the Interest Rate Basis specified above is the Federal Funds Rate, the Interest Determination Date pertaining to an Interest Reset Date will be the Interest Reset Date. If the Interest Rate Basis specified above is the Prime Rate, the Interest Determination Date pertaining to an Interest Reset Date will be the first Business Day preceding such Interest Reset Date. If the Interest Rate Basis specified above is LIBOR, the Interest Determination Date pertaining to an Interest Reset Date will be the second London Banking Day (as defined on the face hereof) next preceding the Interest Reset Date, unless the Designated LIBOR Currency specified above is the British pound sterling, in which case the Interest Determination Date will be the Interest Reset Date. If the Interest Rate Basis specified above is EURIBOR, the Interest Determination Date pertaining to an Interest Reset Date will be the second TARGET Business Day (as defined on the face hereof) preceding each Interest Reset Date. If the Interest Rate Basis specified above is the Treasury Rate, the Interest Determination Date pertaining to an Interest Reset Date will be the day of the week in which such Interest Reset Date falls on which Treasury Bills (as defined above) having the Index Maturity specified above are normally auctioned (i.e. Treasury Bills are normally sold at auction on Monday of each week, unless that Monday is a legal holiday, in which case the auction is normally held on the immediately following Tuesday, except that such auction may be held on such preceding Friday) or, if no auction is held for a particular week, the first Business Day of that week; provided, however, that if an auction is held on the Friday of the week preceding the Interest Reset Date, the Interest Determination Date will be the preceding Friday; and provided, further, that if an auction falls on any Interest Reset Date, then such Interest Reset Date will instead be the first Business Day following the auction. If the interest rate of this Note is determined with reference to two or more interest rate bases, the Interest Determination Date pertaining to this Note will be the most recent Business Day which is at least two Business Days prior to the Interest Reset Date on which each Interest Rate Basis will be determinable; each Interest Rate Basis will be determined as of such date and the applicable interest rate will take effect on the related Interest Reset Date.

Interest payments on this Note will equal the amount of interest accrued from and including the immediately preceding Interest Payment Date in respect of which interest has been paid or made available for payment or, if no interest has been paid or made available for payment, from and including the Original Issue Date specified above to, but excluding, the related Interest Payment Date or Maturity, as the case may be. Accrued interest will be calculated by multiplying the principal amount of this Note by an accrued interest factor. The accrued interest factor will be computed by adding the interest factors calculated for each day in the period for which accrued interest is being calculated. The interest factor (expressed as a decimal) for each such day will be computed by dividing the interest rate applicable to such day by 360, if the Interest Rate Basis specified above is the CD Rate, Commercial Paper Rate, Eleventh District Cost of Funds Rate, the Federal Funds Rate, LIBOR, EURIBOR or the Prime Rate, or by the actual number of days in the year if the Interest Rate Basis specified above is the CMT Rate or the Treasury Rate. If two or more Interest Rate Bases are specified above, the interest factor will be calculated in each period in the same manner as if only one of the applicable Interest Rate Bases applied.

If an Event of Default (as defined in the Indenture) with respect to the Notes shall occur and be continuing, the principal of all the Notes Outstanding may be declared, and in certain cases shall automatically become, due and payable in the manner and with the effect provided in the Indenture.

If the Company has the option with respect to this Note to reset the Spread and/or Spread Multiplier, such option will be indicated on the face hereof, together with (i) the date or dates on which such Spread and/or Spread Multiplier may be reset (each an “Optional Reset Date”) and (ii) the basis or formula, if any, for such resetting. Unless otherwise specified in an Addendum attached hereto, the Company may exercise such option by notifying the Trustee of such exercise at least 45 but not more than 60 days prior to an Optional Reset Date. Not later than 40 days prior to such Optional Reset Date, the Trustee will mail to the Holder hereof a notice (the “Reset Notice”), first class, postage prepaid, setting forth (i) the election of the Company to reset the Spread and/or Spread Multiplier, (ii) such new Spread and/or Spread Multiplier, and (iii) the provisions, if any, for redemption during the period from such Optional Reset Date to the next Optional Reset Date or, if there is no such next Optional Reset Date, to the Stated Maturity of this Note (each such period a “Subsequent Interest Period”), including the date or dates on which or the period or periods during which and the price or prices at which such redemption may occur during such Subsequent Interest Period.

Notwithstanding the foregoing, not later than 20 days prior to an Optional Reset Date, the Company may, at its option, revoke the Spread and/or Spread Multiplier provided for in the Reset Notice and establish a higher Spread and/or Spread Multiplier for the Subsequent Interest Period commencing on such Optional Reset Date by mailing or causing the Trustee to mail notice of such higher Spread and/or Spread Multiplier first class, postage prepaid, to the Holder hereof. Such notice shall be irrevocable. If the Spread and/or Spread Multiplier is reset on an Optional Reset Date this Note will bear such higher Spread and/or Spread Multiplier.

If the Company elects to reset the Spread and/or Spread Multiplier of this Note, the Holder hereof will have the option to elect repayment of this Note by the Company on any Optional Reset Date at a price equal to 100% of the principal amount hereof plus any accrued and unpaid interest thereon to, but excluding, such Optional Reset Date. In order for this Note to be so repaid on an Optional Reset Date, the Holder hereof must follow the procedures set forth above for optional repayment, except that the period for delivery of this Note or notification to the Paying Agent shall be at least 25 but not more than 35 days prior to such Optional Reset Date and except that if the Holder hereof has tendered this Note for repayment pursuant to a Reset Notice, the Holder hereof may, by written notice to the Paying Agent, revoke any such tender for repayment until the close of business on the tenth day prior to such Optional Reset Date.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding of each series to be affected (voting as separate classes). The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor and in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

The Indenture contains provisions where, upon the Company’s direction and satisfaction of certain conditions, the Indenture shall cease to be of further effect with respect to the Notes, subject to the survival of specified provisions of the Indenture. The Indenture also contains provisions for defeasance of certain obligations of the Company under this Note and the Indenture and covenant defeasance of certain obligations of the Company under the Indenture.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional to pay the principal of, and premium, if any, and interest on, this Note at the time, place and rate, and in the coin or currency herein and in the Indenture prescribed.

As provided in the Indenture and subject to certain limitations therein and herein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal of, premium, if any, and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of the same series in authorized denominations and for the same aggregate principal amount will be issued to the designated transferee or transferees.

The Notes are issuable only in registered form without coupons and, if payable in United States dollars, only in denominations of $2,000 and any integral multiple of $1,000 in excess thereof unless otherwise specified on the face hereof. As provided in the Indenture and subject to certain limitations therein and herein set forth, Notes are exchangeable for a like aggregate principal amount of Notes of the same tenor and terms of a different authorized denomination, as requested by the Holder surrendering the same.

[Insert if this Note is a Global Security — This Note shall be exchangeable for Notes in certificated form of like tenor and terms and of an equal aggregate principal amount, in authorized denominations, if (x) the Depositary notifies the Company that it is unwilling or unable, or no longer qualified to continue as depositary or at anytime the Depositary ceases to be a clearing agency registered as such under the Exchange Act, if so required by applicable law or regulation, and a successor depositary is not appointed by the Company within 90 days of such notification or of the Company becoming aware of the Depositary’s ceasing to be so registered, as the case may be, (y) the Company executes and delivers to the Trustee a Company Order to the effect that this Note shall be so exchangeable or (z) an Event of Default has occurred and is continuing with respect to the Notes and the Depositary or the Company specifically requests such exchange. Such certificated Notes shall be registered in such name or names as the Depositary shall instruct the Trustee. If certificated Notes are so delivered, the Company may make such changes to the form of this Note as are necessary or appropriate to allow for the issuance of such certificated Notes.]

The Company may reopen this issue of Notes by issuing additional Securities with the same terms as these Notes. Any additional Securities so issued will be considered part of this same issue of Notes for all purposes.

This Note is not subject to, or entitled to the benefits of, any sinking fund.

No service charge shall be made for any registration of transfer or exchange relating to this Note, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith, other than exchanges pursuant to the Indenture not involving any transfer.

Prior to due presentment of this Note for registration of transfer, the Company, the Trustee, any Paying Agent, any Authentication Agent and any other agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected or subject to any liabilities by notice to the contrary.

As provided in the Indenture, no recourse for the payment of the principal of, or premium, if any, or interest on, any Note, or for any claim based thereon, and no recourse upon any obligation of the Company in the Indenture or in any Note shall be had against any stockholder, employee, officer or director, as such, past, present or future, of the Company or of any predecessor or successor corporation.

All terms used in this Note which are not defined in this Note but are defined in the Indenture shall have the meanings assigned to them in the Indenture.

This Note shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of laws of such State other than New York General Obligations Law Section 5-1401.

ASSIGNMENT/TRANSFER FORM

FOR VALUE RECEIVED the undersigned registered Holder hereby sell(s), assign(s) and transfer(s) unto (insert Taxpayer Identification No.)

(Please print or typewrite name and address including postal zip code of assignee)

the within Note and all rights thereunder, hereby irrevocably constituting and appointing                                  attorney to transfer said Note on the books of the Company with full power of substitution in the premises.

Date
NOTICE: The signature of the registered Holder to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatsoever.

OPTION TO ELECT REPAYMENT

The undersigned hereby irrevocably request(s) and instruct(s) the Company to repay this Note (or portion hereof specified below) pursuant to its terms at a price equal to 100% of the principal amount hereof together with accrued and unpaid interest thereon to, but excluding, the repayment date, to the undersigned, at

(Please print or typewrite name and address of the undersigned)

For this Note to be repaid, the Paying Agent must receive at its corporate trust office in The City of New York, or at such other place or places of which the Company shall from time to time notify the Holder of this Note, not more than 60 nor less than 30 days prior to an Optional Repayment Date, if any, shown on the face of this Note, this Note with this “Option to Elect Repayment” form duly completed. This Note must be received by the Paying Agent by 5:00 P.M., New York City time, on the last day for the giving of such notice.

If less than the entire principal amount of this Note is to be repaid, specify the portion hereof (which shall be in increments of $1,000 unless otherwise specified on the face of this Note, provided that any remaining principal amount shall be an authorized denomination) which the Holder elects to have repaid and specify the denomination or denominations (which shall be in an amount equal to an authorized denomination) of the Notes to be issued to the Holder for the portion of this Note not being repaid (in the absence of any such specification, one such Note will be issued for the portion not being repaid).

$

Date
NOTICE: The signature on this Option to Elect Repayment must correspond with the name as written upon the face of this Note in every particular, without alteration or enlargement or any change whatever.

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